Exhibit 99.1
Cerner Reports Second Quarter 2013 Results
Record Bookings and Strong Earnings

KANSAS CITY, Mo. - July 25, 2013 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2013 second quarter that ended June 29, 2013, delivering record levels of bookings and strong earnings performance.

Bookings in the second quarter of 2013 were $935.0 million, an all-time high for a second quarter and an increase of 33 percent compared to second quarter 2012 bookings of $700.5 million.

Second quarter revenue was $707.6 million, an increase of 11 percent compared to $637.4 million in the year-ago period. Revenue growth was at the low end of Cerner's expectations due to reduced levels of low-margin technology resale. This had no material impact on earnings, which were at the high end of expectations due to strength in other areas.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2013 net earnings were $112.9 million and diluted earnings per share were $0.32. Second quarter 2012 GAAP net earnings were $97.8 million and diluted earnings per share were $0.28.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 28, 2013.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for second quarter 2013 were $119.6 million, an increase of 16 percent compared to $103.1 million of adjusted net earnings in the second quarter of 2012. Adjusted diluted earnings per share were $0.34 in the second quarter of 2013 compared to $0.29 of adjusted diluted earnings per share in the year-ago quarter. Analysts' consensus estimate for second quarter 2013 adjusted diluted earnings per share was $0.34.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner's performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced second quarter 2013 net earnings and diluted earnings per share by $6.7 million and $0.02, respectively; and reduced second quarter 2012 net earnings and diluted earnings per share by $5.3 million and $0.01, respectively.

Other 2013 Second Quarter Highlights:

▪	Second quarter cash collections of $718.7 million and operating cash flow of $176.5 million.

▪
Second quarter free cash flow of $47.4 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 68 days, which is down from 71 days in the year-ago quarter.

▪	Total backlog of $8.00 billion, up 23 percent over the year-ago quarter. This was comprised of $7.24 billion of contract backlog and $756.9 million of support and maintenance backlog.

“Our record bookings, strong overall results, and positive outlook reflect an ongoing favorable market environment for Cerner,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “We believe our solutions and services are well aligned with the needs of health care providers as they face a growing list of measures and mandates that require effective use of information technology. Significant investments in research and development have positioned us well for the current market environment, and we continue to increase these investments as we believe ongoing industry shifts will create substantial opportunities for Cerner for many years to come.”

Future Period Guidance
Cerner currently expects:

▪	Third quarter 2013 revenue between $740 million and $770 million.

▪	Full year 2013 revenue between $2.95 billion and $3.05 billion.

▪	Third quarter 2013 adjusted diluted earnings per share before share-based compensation expense between $0.35 and $0.36.

▪	Full year 2013 adjusted diluted earnings per share before share-based compensation expense between $1.40 and $1.42, up from a prior range of $1.39 to $1.42.

▪	Third quarter 2013 new business bookings between $875 million and $925 million.

▪	Share-based compensation expense to reduce diluted earnings per share by approximately $0.02 to $0.03 in the third quarter of 2013 and between $0.08 and $0.09 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on July 25. The dial-in number for the conference call is (617)-399-5135; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 5:30 p.m. CT, July 25 through 11:59 p.m. CT, July 28. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 62736497.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we've learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 10,000 facilities around the world, including more than 2,700 hospitals; 4,150 physician practices; 45,000 physicians; 550 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 45 employer sites and 1,750 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “positioned”, “continue”, “guidance”, “expect” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 29, 2013 and June 30, 2012
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2013 (1)	2012 (1)	2013 (1)	2012 (1)
Revenues
System sales	$200,503	$195,295	$399,405	$421,115
Support, maintenance and services	486,647	426,046	953,203	829,950
Reimbursed travel	20,411	16,017	34,982	27,505
Total revenues	707,561	637,358	1,387,590	1,278,570

Margin
System sales	128,795	94,725	246,214	203,590
Support, maintenance and services	452,966	395,133	888,347	769,472
Total margin	581,761	489,858	1,134,561	973,062

Operating expenses
Sales and client service	281,192	241,875	548,548	486,949
Software development	82,282	73,507	163,345	144,652
General and administrative	51,831	38,393	99,643	77,939
Total operating expenses	415,305	353,775	811,536	709,540

Operating earnings	166,456	136,083	323,025	263,522

Other income, net	2,733	2,814	5,777	5,438

Earnings before income taxes	169,189	138,897	328,802	268,960
Income taxes	(56,282)	(41,068)	(105,855)	(82,423)
Net earnings	$112,907	$97,829	$222,947	$186,537

Basic earnings per share	$0.33	$0.29	$0.65	$0.55

Basic weighted average shares outstanding	343,800	341,426	343,976	340,671

Diluted earnings per share	$0.32	$0.28	$0.63	$0.53

Diluted weighted average shares outstanding	352,485	351,268	352,714	350,666

Note 1: Operating expenses for the three and six months ended June 29, 2013 and June 30, 2012 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2013	2012	2013	2012

Sales and client service	$4,898	$3,347	$9,916	$7,209
Software development	2,946	2,491	5,271	4,459
General and administrative	3,089	2,759	6,972	5,878
Total share-based compensation	10,933	8,597	22,159	17,546
Amount of related income tax benefit	(4,242)	(3,288)	(8,598)	(6,711)
Net impact on net earnings	$6,691	$5,309	$13,561	$10,835
Decrease to diluted earnings per share	$0.02	$0.01	$0.04	$0.03

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and six months ended June 29, 2013 and June 30, 2012
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Six Months Ended
	2013	2012	2013	2012
Net Earnings
Net earnings (GAAP)	$112,907	$97,829	$222,947	$186,537
Share-based compensation expense	10,933	8,597	22,159	17,546
Income tax benefit of share-based compensation	(4,242)	(3,288)	(8,598)	(6,711)
Adjusted net earnings (non-GAAP)[2]	$119,598	$103,138	$236,508	$197,372

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Six Months Ended
	2013	2012	2013	2012
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.32	$0.28	$0.63	$0.53
Share-based compensation expense (net of tax)	0.02	0.01	0.04	0.03
Adjusted diluted earnings per share (non-GAAP)[2]	$0.34	$0.29	$0.67	$0.56

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Six Months Ended
	2013	2012	2013	2012
Cash flows from operating activities (GAAP)	$176,507	$182,839	$390,155	$345,547
Capital purchases	(85,536)	(51,801)	(134,987)	(78,164)
Capitalized software development costs	(43,573)	(23,767)	(77,907)	(46,847)
Free cash flow (non-GAAP)[3]	$47,398	$107,271	$177,261	$220,536

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for more comprehensive review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 29, 2013 (unaudited) and December 29, 2012

(In thousands)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$270,764	$317,120
Short-term investments	698,754	719,665
Receivables, net	527,896	577,848
Inventory	23,835	23,681
Prepaid expenses and other	152,743	113,572
Deferred income taxes, net	39,304	38,620
Total current assets	1,713,296	1,790,506

Property and equipment, net	674,626	569,708
Software development costs, net	299,837	267,307
Goodwill	306,951	247,616
Intangible assets, net	144,141	132,045
Long-term investments	513,762	509,467
Other assets	191,328	187,819
Total assets	$3,843,941	$3,704,468

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$169,735	$141,212
Current installments of long-term debt and capital lease obligations	48,928	59,582
Deferred revenue	179,182	189,652
Accrued payroll and tax withholdings	122,600	125,253
Other accrued expenses	84,995	64,413
Total current liabilities	605,440	580,112

Long-term debt and capital lease obligations	132,971	136,557
Deferred income taxes and other liabilities	145,984	143,212
Deferred revenue	8,539	10,937
Total liabilities	892,934	870,818

Shareholders’ Equity:
Common stock	3,430	3,442
Additional paid-in capital	754,256	840,769
Retained earnings	2,217,641	1,994,694
Accumulated other comprehensive loss, net	(24,320)	(5,255)
Total shareholders’ equity	2,951,007	2,833,650
Total liabilities and shareholders’ equity	$3,843,941	$3,704,468